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                                                                    Exhibit 4.29

      Third Amendment and Waiver to Amended and Restated Credit Agreement

To each of the Lenders
party to the Credit Agreement
referred to below

Ladies and Gentlemen:

     Reference is hereby made to that certain Amended and Restated Credit Agreement dated as of June 30, 1999, as amended (the "Credit Agreement"), between the undersigned, Everest Healthcare Services Corporation (the "Company"), the Lenders party thereto, and Harris Trust and Savings Bank, as Agent. All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

     The Company has requested that the Lenders make certain amendments to the financial covenants and waive the Company's non-compliance with Section 7.17 of the Credit Agreement with respect to an October, 1999 redemption of certain capital stock of the Company, and the Lenders are willing to do so under the terms and conditions set forth in this agreement (herein, the "Amendment").

1.   Amendment.

     Subject to the satisfaction of the conditions set forth in Section 3 below,
Section 7.9 of the Credit Agreement shall be amended and restated in its entirety to read as follows (which shall be deemed effective as of October 19, 1999):

               "Section 7.9. Net Worth. The Company shall, at all times, maintain Net Worth of not less than the sum of (a) $40,435,259, plus
          (b) 75% of Net Income for each fiscal year of the Company ending after the date hereof (commencing with the fiscal year ending September 30, 2000) for which such Net Income is a positive amount (i.e., there shall be no reduction to the amount of Net Worth required to be maintained hereunder for any fiscal year in which Net Income is less than zero), plus (c) 100% of the Net Issuance Proceeds from the issuance of any equity securities by the Company or its Restricted Subsidiaries subsequent to the date of this Agreement."

2.   Waiver.

     The Company acknowledges that on October 19, 1999, as a result of a court ordered divorce settlement, the Company purchased 65,134 shares of its capital stock from Tom Creel, a director of the Company for an aggregate price of approximately $849,999 (the "Purchase"). The Company hereby requests that the Required Lenders waive, effective as of the date of the
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Purchase, (i) the provisions of Section 7.17 of the Credit Agreement with respect to the Purchase and (ii) Section 7.9 of the Credit Agreement in effect prior to the date of this Amendment to the extent the Company would not be in compliance with Section 7.9 as a result of the Purchase (the "Purchase Defaults"). Upon the effectiveness of this Amendment as hereinafter set forth, the Required Lenders hereby waive the Purchase Defaults effective as of the date of the Purchase.

3.   Conditions Precedent.

     The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

          3.1. The Company, the Agent, and the Required Lenders shall each have executed and delivered this Amendment;

          3.2. The Restricted Subsidiaries shall have executed and delivered their consent to this Amendment in the space provided for that purpose below; and

          3.3. Legal matters incident to the execution and delivery of this Amendment and to the transactions contemplated hereby shall be reasonably satisfactory to the Agent and its counsel.

4.   Representations.

     In order to induce the Lenders to execute and deliver this Amendment, the Company hereby represents to the Agent and the Lenders that as of the date hereof, and after giving effect to this Amendment, the representations and warranties set forth in Section 5 of the Credit Agreement are and shall be and remain true and correct and the Company and its Restricted Subsidiaries are in compliance with all of the terms and conditions of the Credit Agreement and the other Loan Documents and no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.

5.   Termination of Y2K Revolving Credit Commitments.

     Pursuant to Section 3.8(a) of the Credit Agreement, the Company hereby requests, and the Lenders hereby agree and acknowledge that as of April 1, 2000, the Y2K Revolving Credit Commitments shall terminate in whole.

6.   Miscellaneous.

     6.1. The Company and its Restricted Subsidiaries have heretofore executed and delivered to the Agent and the Lenders one or more Collateral Documents. The Company and, by signing below, the Restricted Subsidiaries hereby acknowledge and agree that the Obligations arising out of the Credit Agreement as amended hereby remain subject to the Lien of the Collateral Documents and that the rights and remedies of the Agent and the Lenders thereunder, the obligations of the Company and its Restricted Subsidiaries thereunder, and the Liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired, or

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discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

     6.2. Except as specifically amended herein or consented to hereby, the Credit Agreement shall continue in full force and effect in accordance with its terms. Reference to this specific Amendment need not be made in the Credit Agreement, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

     6.3. The Company agrees to pay on demand all reasonable, documented costs and expenses of or incurred by the Agent in connection with the preparation, execution, and delivery of this Amendment and any other instruments and documents contemplated hereby, including the reasonable, documented fees and expenses of counsel for the Agent.

     6.4. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

     Dated as of March 1, 2000.

                                         Everest Healthcare Services
                                           Corporation


                                         By /s/ Lawrence D. Damron
                                            -------------------------------
                                            Lawrence D. Damron
                                            Chief Financial Officer

     Accepted and agreed to as of the date and year last above written.

                                         Harris Trust and Savings Bank,
                                           individually as a Lender and as Agent


                                         By /s/ Gloria Compean-Endicott
                                            -------------------------------
                                            Name   Gloria Compean-Endicott
                                                   ------------------------
                                            Title  Vice President
                                                   ------------------------

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                                    Comerica Bank

                                    By /s/ Colleen M. Murphy
                                       ---------------------------------

                                       Name Colleen M. Murphy
                                            ----------------------------

                                       Title Vice President
                                             ---------------------------


                                    Mercantile Bank National Association

                                    By /s/ Mary Ann Lemonds
                                       ---------------------------------

                                       Name Mary Ann Lemonds
                                            ----------------------------

                                       Title Vice President
                                             ---------------------------


                                    Bank of America National Trust and
                                     Savings Association

                                    By /s/ Steven Koilderup
                                       ---------------------------------

                                       Name Steven Koilderup
                                            ----------------------------

                                       Title Vice President
                                             ---------------------------

                                    Key Corporation Capital Inc.

                                    By
                                      -------------------------------

                                       Name
                                            ----------------------------

                                       Title
                                             ---------------------------

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                                    M&I Marshall & Ilsley Bank

                                    By /s/ Peter R. Van Housen
                                       ---------------------------------

                                       Name Peter R. Van Housen
                                            ----------------------------

                                       Title Vice President
                                             ---------------------------


                                    By /s/ Thomas R. Ellis
                                       ---------------------------------

                                       Name Thomas R. Ellis
                                            ----------------------------

                                       Title Senior Vice President
                                             ---------------------------

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


                          ACKNOWLEDGMENT AND CONSENT

     The undersigned, being all of the Restricted Subsidiaries of Everest Healthcare Services Corporation, have heretofore executed and delivered to the Agent and the Lenders one or more Guaranties and certain other Loan Documents. Each of the undersigned hereby consents to the Amendment to the Credit Agreement as set forth above and confirms that its Guaranty the other Loan Documents executed by it and all of its obligations thereunder remain in full force and effect. Each of the undersigned further agrees that the consent of the undersigned to any further amendments to the Credit Agreement shall not be required as a result of this consent having been obtained.

     Dated as of March 1, 2000.

WSKC DIALYSIS SERVICES, INC.           THE EXTRACORPOREAL ALLIANCE, L.L.C.
NEW YORK DIALYSIS MANAGEMENT, INC.     TRI-STATE PERFUSION, L.L.C.
MERCY DIALYSIS CENTER, INC.            PERFUSION RESOURCE ASSOCIATION, L.L.C.
DUPAGE DIALYSIS, LTD.
HOME DIALYSIS OF AMERICA, INC.         By: EVEREST MANAGEMENT, INC., as
HOME DIALYSIS OF EASTGATE, INC.            Manager
DIALYSIS SERVICES OF CINCINNATI, INC.
EVEREST MANAGEMENT, INC.
HOME DIALYSIS OF MOUNT AUBURN, INC.        By /s/ Lawrence D. Damron
CONTINENTAL HEALTH CARE, LTD.                 ----------------------------------
CON-MED SUPPLY COMPANY, INC.                  Lawrence D. Damron, an authorized
NORTH BUCKNER DIALYSIS CENTER, INC.           signatory
EVEREST NEW YORK HOLDINGS, INC.
EVEREST ONE IPA, INC.
EVEREST TWO IPA, INC.
EVEREST THREE IPA, INC.
ACUTE EXTRACORPOREAL SERVICES, L.L.C.
DIALYSIS SPECIALISTS OF TOPEKA, INC.
EVEREST HEALTHCARE OHIO, INC.
DIALYSIS SPECIALISTS OF TULSA, INC.
EVEREST HEALTHCARE INDIANA, INC.
NORTHERN NEW JERSEY DIALYSIS, L.L.C.
EVEREST HEALTHCARE TEXAS HOLDING CORP.

By /s/ Lawrence D. Damron
   -----------------------------------
   Lawrence D. Damron, an authorized
   signatory
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SAINT MARGARET MERCY DIALYSIS CENTERS, L.L.C.
TERRELL DIALYSIS CENTER, L.L.C.

By: EVEREST HEALTHCARE SERVICES CORPORATION,
    as Manager


    By /s/ Lawrence D. Damron
       --------------------------------------
       Lawrence D. Damron, an authorized
       signatory


EVEREST HEALTHCARE TEXAS, L.P.

By: NORTH BUCKNER DIALYSIS CENTER, INC.,
    as General Partner


    By /s/ Lawrence D. Damron
       --------------------------------------
       Lawrence D. Damron, an authorized
       signatory

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